                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                               ----------------

                                   FORM 8-K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): February 16, 1997
                                                        -----------------


                          Evergreen Media Corporation
                         -----------------------------
                         (Exact Name of Registrant as
                             Specified in Charter)



    Delaware                                               75-2247099
---------------                                        -------------------
(State or Other                                        (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)


                        433 East Las Colinas Boulevard
                                  Suite 1130
                              Irving, Texas 75039
                         ----------------------------
                             (Address of Principal
                              Executive Offices)


                                (972) 869-9020
                            -----------------------
                            (Registrant's telephone
                         number, including area code)

ITEM 5.   Other Events.
          ------------

          On February 16, 1997, Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Viacom Stock Purchase Agreement") with Viacom International, Inc. ("Viacom"). Under the Viacom Stock Purchase Agreement, EMCLA agreed to acquire from Viacom all of the issued and outstanding capital stock of WAXQ Inc., Riverside Broadcasting Co., Inc., KYSR Inc., KIBB Inc., WMZQ Inc., Viacom Broadcasting East Inc., WLIT Inc., and WDRQ Inc. (each, a subsidiary of Viacom, and referred to collectively as the "Viacom Subsidiaries") for an aggregate purchase price of $1.075 billion, subject to certain adjustments as set forth in the Viacom Stock Purchase Agreement. The Viacom Subsidiaries own and operate (or will own and operate at the consummation of the Viacom Stock Purchase Agreement) the assets used in the operation of the following radio broadcast stations: (i) WAXQ(FM), New York, New York; (ii) WLTW(FM), New York, New York; (iii) KYSR(FM), Los Angeles, California; (iv) KIBB(FM), Los Angeles, California; (v) WMZQ-FM, Washington, D.C.; (vi) WZHF(AM), Arlington, Virginia;
(vii) WJZW(FM), Woodbridge, Virginia; (viii) WBZS(AM), Alexandria, Virginia;
(ix) WLIT(FM), Chicago, Illinois; and (x) WDRQ(FM), Detroit, Michigan.

          Consummation of the Viacom Stock Purchase Agreement is subject to (i) consent of the Federal Communications Commission ("FCC"), (ii) expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) satisfaction of certain other closing conditions, each as more fully described in the Viacom Stock Purchase Agreement. No assurance can be given that the Viacom Stock Purchase Agreement will be consummated. Subject to the satisfaction of such conditions, the Company anticipates that the Viacom Stock Purchase Agreement will be consummated in the second quarter of 1997. On February 18, 1997, the Company announced that it had reached an agreement in principle to merge with Chancellor Broadcasing Company, a Delaware corporation ("Chancellor"), and Chancellor Radio Broadcasing Company, a Delaware corporation and a subsidiary of Chancellor("CRBC"). If the transactions contemplated by the Viacom Stock Purchase Agreement are consummated prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated February 19, 1997, among the Company, Chancellor and CRBC, as described below, certain aspects of the consummation of the acquisition of the Viacom Subsidiaries will be governed by the Joint Purchase Agreement (the "Joint Purchase Agreement"), dated February 19, 1997, among the Company, EMCLA, Chancellor and CRBC, as described below.

          On February 19, 1997, the Company entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Chancellor and CRBC. Pursuant to the terms of the Merger Agreement, Chancellor and CRBC will be merged with and into the Company, with the Company remaining as the surviving corporation. Upon the consummation of the Merger Agreement (the "Effective Time"), the surviving corporation will be renamed Chancellor Media Corporation (as such, the "Surviving Corporation"). At the Effective Time, (i) each share of Chancellor's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, will be converted into 0.9091 shares of Common Stock of the Surviving Corporation, (ii) each share of the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, will be converted into one share of Common Stock of the Surviving Corporation, (iii) each share of Chancellor's 7% Convertible Preferred Stock, par value $.01 per share, will be converted into one share of Preferred Stock of the Surviving Corporation with substantially identical powers, preferences and relative rights, (iv) each share of CRBC's 12.25% Series A Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, will be converted into one share of preferred stock of the Surviving Corporation with substantially identical powers, preferences and relative rights, and (v) each share of CRBC's 12% Exchangeable Preferred Stock, par value $.01 per share, will be converted into one share of Preferred Stock of the Surviving Corporation with substantially identical powers, preferences and relative rights. All shares of Common Stock of the Surviving Corporation will be entitled to one vote per share on all matters that holders of such stock are entitled to vote. Additionally, at the Effective Time, all indebtedness of Chancellor and CRBC will either be assumed or refinanced by the Surviving Corporation.

          The Merger Agreement provides that, at the Effective Time, the board of directors of the Surviving Corporation will consist of three classes of directors. Class I directors will hold their respective office from the Effective Time until the 1998 annual meeting of the Surviving Corporation. Class II directors will hold their respective office from the Effective Time until the 1999 annual meeting of the Surviving Corporation. Class III directors will hold their respective office from the Effective Time until the 2000 annual meeting of the Surviving Corporation. At the Effective Time, the board of directors of the Surviving Corporation will consist of the following individuals: (a) Class I -- Eric C. Neuman, Perry J. Lewis and Matrice Ellis-Kirk; (b) Class II -- Lawrence
D. Stuart, Jr., Steven Dinetz, Jeffrey A. Marcus and James E. de Castro; and (c) Class III -- Thomas O. Hicks, Scott K. Ginsburg, John H. Massey and Thomas J. Hodson. The Company has been informed by Chancellor that Ms. Ellis-Kirk recently resigned from the board of directors of Chancellor, and it is expected that another nominee will be identified to fill the seat that Ms. Ellis-Kirk would have held on the board of directors of the Surviving Corporation.

        The Merger Agreement provides that, at the Effective Time, the following individuals will become officers of the Surviving Corporation: (a) Chairman of the Board -- Thomas O. Hicks; (b) President and Chief Executive Officer -- Scott
K. Ginsburg; (c) Co-Chief Operating Officers -- Steven Dinetz and James E. de Castro; and (d) Chief Financial Officer -- Matthew E. Devine. Other officers of the Surviving Corporation will be determined by the Company and Chancellor prior to the Effective Time.

        Consummation of the Merger Agreement is subject to (i) consent of the FCC, (ii) expiration or early termination of the waiting period required under the HSR Act, (iii) approval of the shareholders of the Company, (iv) approval of the common shareholders of Chancellor, and (v) satisfaction of certain other closing conditions, each as more fully described in the Merger Agreement. In order to obtain the consent of the FCC, it will be necessary for the Surviving Corporation to divest or commit to divest certain stations in the Chicago, Detroit, Washington D.C. and San Francisco markets in order to comply with limits set by the FCC's multiple ownership rules. No assurance can be given that the Merger Agreement will be consummated. Subject to such conditions, the Company anticipates that the Merger Agreement will be consummated in the third quarter of 1997.

        On February 19, 1997, Thomas O. Hicks and certain individuals and entities affiliated with Thomas O. Hicks (the "Hicks Stockholders") and Scott K. Ginsburg entered into a Stockholders Agreement (the "Stockholders Agreement") with Chancellor and the Company. Pursuant to the Stockholders Agreement, the Hicks Stockholders and Mr. Ginsburg agreed, among other things, to vote all shares of capital stock of Chancellor and the Company held by such parties at any meeting of the stockholders of the respective companies in favor of the transactions contemplated by the Merger Agreement. The Hicks Stockholders control approximately 90% of the voting power of the outstanding common stock of Chancellor. Mr. Ginsburg controls approximately 44% of the voting power of the outstanding common stock of the Company.

        On February 19, 1997, CRBC, Chancellor, EMCLA and the Company entered into a Joint Purchase Agreement (the "Joint Purchase Agreement"). The Joint Purchase Agreement governs certain aspects of the acquisition of the Viacom Subsidiaries as between CRBC, Chancellor, EMCLA and the Company. Pursuant to the Joint Purchase Agreement, each of the Company and Chancellor will pay one-half of certain costs due under the Viacom Stock Purchase Agreement, including those amounts owed as deposits. On February 19, 1997, each of the Company and Chancellor paid $53.75 million to Viacom to satisfy the obligation of the Company under the Viacom Stock Purchase Agreement to pay a non-refundable (except under limited circumstances) deposit of 10% of the purchase price under the Viacom Stock Purchase Agreement. If the consummation of the Viacom Stock Purchase Agreement occurs prior to the consummation of the Merger Agreement, (i) EMCLA will be required to purchase the Viacom Subsidiaries that own and operate radio stations WAXQ(FM), New York, New York, WLTW(FM), New York, New York, WMZQ-FM, Washington, D.C., WZHF(AM), Arlington, Virginia, WJZW(FM), Woodbridge, Virginia and WBZS(AM) Alexandria, Virginia, for an aggregate purchase price of approximately $595 million and (ii) CRBC will be required to purchase the Viacom Subsidiaries that own and operate radio stations KYSR(FM), Los Angeles, California, KIBB (FM), Los Angeles, California, WLIT(FM), Chicago, Illinois and WDRQ(FM), Detroit, Michigan, for an aggregate purchase price of approximately $480 million. If the Viacom Stock Purchase Agreement is consummated after the consummation of the Merger Agreement, the Surviving Corporation will be required to purchase all of the Viacom Subsidiaries, subject to the FCC's multiple ownership limitations as described above.

        The Company anticipates that the Viacom Stock Purchase Agreement and the refinancing of the indebtedness of the Company and Chancellor required in connection with the transactions contemplated by the Merger Agreement will be financed through additional bank borrowings or additional public or private debt or equity financing. In connection with these transactions, the Company is actively engaged in discussions with the lenders that are parties to the Company's Amended and Restated Credit Agreement, dated January 17, 1996 (the "Senior Credit Facility"), concerning possible amendments to the Senior Credit Facility. Toronto Dominion (Texas), Inc. acts as administrative agent for the lenders that are parties to the Senior Credit Facility.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
             -------------------------------------------------------------------

      7(c)   Exhibits
             --------

      *      2.28  Stock Purchase Agreement by and between Viacom International
                           Inc. and Evergreen Media Corporation of Los Angeles, dated as of February 16, 1997 (see table of contents for list of omitted schedules and exhibits).

      *      2.29  Agreement and Plan of Merger, by and among Evergreen Media
                           Corporation, Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, dated as of February 19, 1997.

      *      2.30  Stockholders Agreement, by and among Chancellor Broadcasting
                           Company, Evergreen Media Corporation, Scott K. Ginsburg (individually and as custodian for certain shares held by his children), HM2/Chancellor, L.P., Hicks, Muse, Tate & Furst Equity Fund II, L.P., HM2/HMW, L.P., The Chancellor Business Trust, HM2/HMD Sacramento GP, L.P., Thomas O. Hicks, as Trustee of the William Cree Hicks 1992 Irrevocable Trust, Thomas
                           O. Hicks, as Trustee of the Catherine Forgrave Hicks 1993 Irrevocable Trust, Thomas O. Hicks, as Trustee of the John Alexander Hicks 1984 Trust, Thomas O. Hicks, as Trustee of the Mack Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O. Hicks and
                           H. Rand Reynolds, as Trustees for the Muse Children's GS Trust, and Thomas O. Hicks, dated as of February 19, 1997.

      *      2.31  Joint Purchase Agreement, by and among Chancellor Radio
                           Broadcasting Company, Chancellor Broadcasting Company, Evergreen Media Corporation of Los Angeles, and Evergreen Media Corporation, dated as of February 19, 1997.



---------------------------
*    Filed herewith.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Evergreen Media Corporation


                                       By: /s/ Matthew E. Devine
                                          ----------------------
                                           Matthew E. Devine
                                           Chief Financial Officer


Date: March 7, 1997




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